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                                                                      Exhibit 15


                  Letter Re: Unaudited Financial Information

Audit Committee of the
Board of Directors
TRW Inc.

We are aware of the incorporation by reference in the following registration statements and in the related prospectuses of our reports dated April 19, 2000, July 26, 2000, and October 18, 2000 relating to the unaudited consolidated interim financial statements of TRW Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000:


                        Form S-3       333-89133
                        Form S-3       333-48443
                        Form S-8       333-36052
                        Form S-8       333-27003
                        Form S-8       333-27001
                        Form S-8       333-20351
                        Form S-8       333-06633
                        Form S-8       333-03973
                        Form S-8        33-53503
                        Form S-8        33-29751
                        Form S-8         2-90748
                        Form S-8         2-64035


/s/ Ernst & Young LLP

October 31, 2000
Cleveland, Ohio